                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

    [ ] Preliminary proxy statement

    [ ] Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [X] Soliciting material pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        QUICKTURN DESIGN SYSTEMS, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        (1) Title of each class of securities to which transaction applies:

            _______________________________________


        (2) Aggregate number of securities to which transaction applies:

              ______________________________________


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            _______________________________


        (4) Proposed maximum aggregate value of transaction:

            ____________________________________


        (5) Total fee paid:  ____________________________________

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:  ________________________________

        (2)  Form, Schedule or Registration Statement No.:   ___________________

        (3)  Filing Party:  _________________________________

        (4)  Date Filed:  _________________________________

CONTACTS:

     QUICKTURN DESIGN SYSTEMS, INC.          ABERNATHY MACGREGOR FRANK
     Joan Powell                             Pauline Yoshihashi / Matt Sherman
     Director, Marketing Communications      (213) 630-6550 / (212) 371-5999
     (408) 914-6701
     joan@quickturn.com


FOR IMMEDIATE RELEASE


              QUICKTURN ACKNOWLEDGES RECEIPT OF AGENT DESIGNATIONS

                   SPECIAL MEETING DATE HAS NOT YET BEEN SET

SAN JOSE, CALIF.--September 14, 1998--Quickturn Design Systems, Inc. [Nasdaq:QKTN] announced today that it has received agent designations to call a special meeting of stockholders. The Quickturn Board of Directors will appoint an independent inspector of elections to review and determine the validity of the agent designations submitted. The certified results will be announced by Quickturn when the tabulation has been completed.

     The date of the special meeting of stockholders has not yet been set. Subject to the determination of the validity of the agent designations submitted and of the legality of Mentor's solicitation of agent designations, Quickturn's Board of Directors shall set record and meeting dates for such special meeting, according to the company's Bylaws. The Bylaws provide that the meeting date shall not be less than 90 days nor more than 100 days after the receipt of, and a determination of the validity of, such request for a meeting. Until the receipt of sufficient agent designations is certified, the company will solicit from Quickturn stockholders revocations in opposition to Mentor's solicitation of agent designations.

     As previously announced, Quickturn has filed counterclaims against Mentor Graphics Corporation [Nasdaq:MENT] and its wholly owned subsidiary, MGZ Corporation, in the United States District Court for the District of Delaware. Quickturn alleges that Mentor's solicitation of agent designations and Schedule 14D-1 filed with the Securities and Exchange Commission are false and misleading. Quickturn alleges, among other things, that Mentor fails to disclose in these filings the full impact on Mentor of the adverse rulings in its various patent litigations with Quickturn. Quickturn is seeking, among other things, injunctive relief to prevent Mentor from the continued execution of its unlawful tender offer and to protect Quickturn and its stockholders from Mentor's attempt to acquire Quickturn in a manner that violates federal securities laws.

     Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtME(TM)) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013; Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.

                                     # # #

                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

     The following is a list of the names and stock holdings of individuals who may be deemed to be "participants" in the solicitation of proxies or revocation of agent designations by Quickturn Design Systems, Inc. in opposition to Mentor Graphics's solicitation of agent designations to call a special meeting of stockholders (information with respect to stockholdings includes common stock and stock issuable pursuant to options exercisable within 60 days): Richard C. Alberding (17,500); Glen M. Antle (325,782); Michael R. D'Amour (40,971); William A. Hasler (3,667); Dr. Yen-Son (Paul) Huang (354,550), Charles D. Kissner (1,667); Dr. David K. Lam (10,417); Keith R. Lobo (438,750); Michael Ferguson (none); Jeffrey K. Jordan (1,134), Donald J. McInnis (369,051); Raymond
K. Ostby (102,767); Dugald H. Stewart (7,390); Christopher J. Tice (22,802); Tung-sun Tung (34,665); Naeem Zafar (34,713). In addition, Quickturn and its Board of Directors are currently the subject of class action litigation in which the plaintiffs are alleging that the Company and the Board have breached their fiduciary duties to the Company's stockholders by failing to maximize stockholder value, patent litigation initiated jointly by Aptix Corporation and Meta, a French subsidiary of Mentor, patent litigation filed by Mentor and its subsidiaries, a complaint filed by Mentor in Delaware state court seeking a ruling enjoining the Company and the Board from preventing the tender offer initiated by Mentor and MGZ from succeeding, and a complaint filed by Mentor against the Company in Delaware federal court seeking a declaratory judgment that Mentor and MGZ are in full compliance with federal securities laws, to which the Company has filed counterclaims seeking injunctive relief and alleging violation of the federal securities laws.